CUSIP 55262N AD8                         Exhibit 20. 4
                  ----------------                         --------------

        FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT



                    MBNA AMERICA BANK, N.A.

               ____________________________________________

               MBNA MASTER CREDIT CARD TRUST SERIES 1992-3
               ____________________________________________

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1992-3 Supplement dated November 24, 1992 (collectively, the "Pooling and Servicing Agreement") by and between MBNA America Bank, National Association ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1992-3 Certificateholders and the performance of the MBNA Master Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of September 16, 1996 and with respect to the performance of the Trust during the month of August, 1996 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1992-3
Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.    Information Regarding the Current Monthly
      Distribution (Stated on the Basis of
      $1,000 Original Certificate Principal Amount).


      1. The total amount of the distribution
         to Certificateholders on the Distribution
         Date, per $1,000 original
         certificate principal amount . . . .             $         5.144444
                                                           -----------------

      2.  The amount of the distribution set
          forth in paragraph 1 above in
          respect of interest on the Certifi-
          cates, per $1,000 original
          certificate principal amount . . . .            $         5.144444
                                                           -----------------
                                                           02:54:53 PM
      3.  The amount of the distribution set
          forth in paragraph 1 above in
          respect of principal of the Cer-
          tificates, per $1,000 original
          certificate principal amount  . . .             $         0.000000
                                                           -----------------

B.    Information Regarding the Performance of the Trust.

      1.  Collection of Principal Receivables.

          The aggregate amount of Collections
          of Principal Receivables processed
          during the preceding Monthly Period
          which were allocated in respect
          of the Certificates . . . . . . . .             $    48,691,003.51
                                                           -----------------


      2.  Deficit Controlled Amortization
          Amount . . . . . . . . . . . . . . .            $             0.00
                                                           -----------------

      3.  Principal Receivables in the Trust



          (a)  The aggregate amount of Principal
               Receivables in the Trust as of the
               end of the last day of the preceding
               Monthly Period (which reflects the
               Principal Receivables represented by the
               Seller Interest and by the
               Aggregate Investor Interest) . . . . .     $ 9,048,871,419.50
                                                           -----------------

          (b)  The amount of Principal Re-
               ceivables in the Trust represented
               by the Investor Interest of Series
               1992-3 as of the last day of the
               preceding Monthly Period (the
               last day of the month) . . . .             $   500,000,000.00
                                                           -----------------

          (c)  The Investor Interest of Series
               1992-3 set forth in paragraph
               3(b) above as a percentage of
               the aggregate amount of Prin-
               cipal Receivables set forth
               in paragraph 3(a) above . . . . .                       5.53%
                                                                     -------


      1992-3                              C-2              02:54:53 PM






      4.  Delinquent Balances.

          The aggregate amount of outstand-
          ing balances in the Accounts which
          were delinquent as of the end of the
          last day of the preceding Monthly
          Period:

                                                Percentage     Aggregate
                                                 of Total       Account
                                               Receivables      Balance
                                                 -------        -------

          (a)  35 - 64 days: . . . . . . . . .    1.95%      $179,282,956.48
                                                  ------   -----------------
          (b)  65 - 94 days: . . . . . . . . .    0.85%        78,176,273.80
                                                  ------   -----------------
          (c)  95 - 124 days:  . . . . . . . .    0.60%        55,290,957.70
                                                  ------   -----------------
          (d)  125 -  154 days:  . . . . . . .    0.46%        42,052,500.84
                                                  ------   -----------------
          (e)  155 or more days: . . . . . . .    0.65%        60,379,020.53
                                                  ------   -----------------



                                         Total    4.51%      $415,181,709.35
                                                  ------   -----------------



      5.  Investor Default Amount.

          The aggregate amount of all de-
          faulted Principal Receivables
          written off as uncollectible dur-
          ing the preceding Monthly Period
          allocable to the Investor
          Interest for Series 1992-3 (the "Aggre-
          gate Investor Default Amount") . . .            $     1,610,243.17
                                                           -----------------

      6.  Investor Charge Offs

          (a)  The excess of the Aggregate Inves-
               tor Default Amount set forth in
               paragraph 5 above, over the
               amount of the withdrawals from
               the Cash Collateral Account made
               to reimburse the Trust for such
               amount written off (an "In-
               vestor Charge Off") . . . . . .            $             0.00
                                                           -----------------

      1992-3                          C-3                  02:54:53 PM




          (b)  The amount of the Investor
               Charge Offs set forth in para-
               graph 6(a) above, per $1,000
               original certificate princi-
               pal amount (which will have
               the effect of reducing, pro
               rata, the amount of each
               Certificateholders invest-
               ment) . . . . . . . . . . . . .            $             0.00
                                                           -----------------

          (c)  The aggregate amount of
               Investor Charge Offs reimbursed
               on the Transfer Date immediately
               preceding such Distribution
               Date . . . . . . . . . . . . .             $             0.00
                                                           -----------------

          (d)  The amount of the reimbursed
               Investor Charge Offs set forth
               in paragraph 6(c) above, per
               $1,000 original certificate
               principal amount . . . . . . .             $             0.00
                                                           -----------------


      7.  Investor Servicing Fee.

          The amount of the Investor Monthly
          Servicing Fee payable by the Trust
          to the Servicer for the preceding
          Monthly Period . . . . . . . . . . .            $     1,041,666.67
                                                           -----------------

      8.  The Portfolio Yield for the preceding
          Monthly Period . . . . . . . . .                $           14.92%
                                                           -----------------

      9.  Available Cash Collateral Amount.

          The amount available to be withdrawn
          from the Cash Collateral Account as of
          the close of business on
          September 13, 1996 (the "Transfer
          Date"), after giving effect to all
          withdrawals, deposits and payments to
          be made in respect of the preced-
          ing month . . . . . . . . . . . . .             $    60,000,000.00
                                                           -----------------

      10.  The Required Cash Collateral Amount on
           the Transfer Date . . . . . . . . .            $    60,000,000.00
                                                           -----------------


      1992-3                            C-4                02:54:53 PM




      11.  Deficit Controlled Amortization
           Amount.

           With respect to the next succeed-
           ing Monthly Period, the amount,
           if any, by which the Controlled
           Distribution Amount exceeds
           the Monthly Total Percentage
           Allocation, determined as of the
           last day of the preceding month . .            $             0.00
                                                           -----------------

      12.  Collection of Finance Charge Receivables

           The aggregate amount of Collections on
           Finance Charge Receivables and Annual
           Membership Fees processed during the
           preceding Monthly Period which were
           allocated in respect of the Certificates       $    7,828,422.45
                                                           -----------------

C.    The Pool Factor.

           The Pool Factor for the preceding
           Record Date (which represents the
           ratio of the amount of the Inves-
           tor Interest for Series 1992-3 as
           of such Record Date (adjusted after
           taking into account any reduction
           in the Investor Interest which will
           occur on the following Distribution
           Date) to the Initial Investor Inter-
           est for Series 1992-3).  The amount of
           a Certificateholder's pro rata share
           of the Investor Interest for Series
           1992-3 can be determined by
           multiplying the original denomination
           of the Certificateholder's
           Certificate by the Pool Factor . . . . .        1.0000000
                                                           ---------
D.    LIBOR

      LIBOR for the Interest Period stated below:

      August 15, 1996 through September 15, 1996 . . .     5.4375%
                                                           -------



                            MBNA AMERICA BANK, NATIONAL ASSOCIATION
                            Servicer



                        By: Marguerite M. Boylan
                      _______________________________
                            Marguerite M. Boylan
                            Vice President


      1992-3                               C-5             02:54:53 PM